UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2015

CardioGenics Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-28761	88-0380546
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

6295 Northam Drive, Unit 8, Mississauga, Ontario, L4V 1W8

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: 905.673.8501

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.02 Unregistered Sales of Equity Securities	3

SIGNATURE	4

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Item 3.02 – Unregistered Sales of Equity Securities

On February 5, 2015 CardioGenics Holdings Inc. (the “Company”) issued 3,370,749 shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) in connection with the conversion of an aggregate amount of CAD$406,069.86 of the Company’s 10% Convertible Debentures (the “Debentures”). This includes CAD$355,000 of aggregate principal plus aggregate accrued interest, through September 17, 2014, of CAD$51,069.86. Although the Debentures were denominated in Canadian dollars, the outstanding principal and accrued interest under the Debentures were converted into U.S. dollars, at a rate of CAD$1.00 = USD$0.913, for purposes of computing the shares to be issued as a result of the conversions. The Debentures were held by J. Neil Tabatznik, the Chairman of the Company’s Board of Directors, Dr. Yahia Gawad, the Company’s CEO and a director of the Company, James Essex, the Company’s Chief Financial Officer and Linda J. Sterling, the Company’s Secretary and a director of the Company. The Debentures were surrendered for conversion pursuant to the terms of the Debentures and letter agreements between the Company and the Debenture holders dated February 5, 2015, which reduced the conversion price of the Debentures from $0.25 per share of Common Stock to $0.11 per share of Common Stock in consideration for the Debenture holders converting the outstanding principal amount of the Debentures, plus accrued interest through September 17, 2014. Accrued interest from September 18, 2014 through the conversion date was waived by the Debenture holders. The issuance of Common Stock was made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) of the Securities Act.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENICS HOLDINGS INC.

By:	/s/ Yahia Gawad
Name:	Yahia Gawad
Title:	Chief Executive Officer

Dated: February 5, 2015

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